UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 15, 2026

RECURSION PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-40323	46-4099738
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
41 S Rio Grande Street
Salt Lake City, UT 84101
(Address of principal executive offices) (Zip code)

(385) 269 - 0203
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.00001 per share	RXRX	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On October 15, 2026, Recursion Pharmaceuticals, Inc. (the “Company” or “Recursion”) entered into an underwriting agreement (the “Underwriting Agreement”) with Leerink Partners LLC, Goldman Sachs & Co. LLC, Morgan Stanley & Co. LLC and Evercore Group L.L.C. as representatives of the several underwriters named therein (collectively, the “Underwriters”), relating to the offering of 61,540,000 shares of its Class A common stock, par value $0.00001 per share (the “Class A Common Stock”, and the offering of such shares, the “Offering”), at a price of $3.25 per share. All of the shares of Class A Common Stock are to be sold by the Company. The gross proceeds to the Company from the offering are expected to be approximately $200 million before deducting underwriting discounts and commissions and other estimated offering expenses payable by the Company. The offering is expected to close on October 16, 2026, subject to the satisfaction of customary closing conditions.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by such parties. In addition, pursuant to the terms of the Underwriting Agreement, the executive officers and directors of the Company and certain related entities have entered into “lock-up” arrangements with the Underwriters, which generally prohibit the sale, transfer or other disposition of securities of the Company for a 45-day period, subject to certain exceptions.

The offering is being made pursuant to the Company's effective registration statement on Form S-3ASR (File No. 333-284878) (the "Registration Statement") and a related prospectus supplement and the accompanying prospectus, in each case filed with the Securities and Exchange Commission ("SEC").

The description of the Underwriting Agreement set forth above is qualified in its entirety by reference to the Underwriting Agreement, a copy of which is filed as Exhibit 1.1 hereto and is incorporated herein by reference.

A copy of the opinion of Wilson Sonsini Goodrich & Rosati, P.C. relating to the validity of the shares of Class A Common Stock sold by the Company is filed as Exhibit 5.1 hereto and is incorporated by reference into the Registration Statement.

Item 2.02. Results of Operations and Financial Condition.

Financial Update

On October 15, 2026, the Company estimated that its cash, cash equivalents, and restricted cash balance as of September 30, 2026 was approximately $561 million. Following this offering, we expect our existing cash, cash equivalents and restricted cash will enable us to fund our operating expenses and capital expenditure requirements into 2029. The preliminary cash balance includes approximately $86 million in net proceeds from the sale of 23,696,330 shares of Class A Common Stock under our at-the-market program with TD Securities (USA) LLC during the quarter ended September 30, 2026.

The Company’s consolidated financial statements for the three months ended September 30, 2026 are not yet available. Accordingly, the information presented above reflects the Company’s preliminary estimates subject to the completion of the Company’s financial closing procedures and any adjustments that may result from the completion of the quarterly review of the Company’s consolidated financial statements. As a result, these preliminary estimates may differ from the actual results that will be reflected in the Company’s consolidated financial statements for the quarter when they are completed and publicly disclosed. These preliminary estimates may change and those changes may be material.

The Company’s expectations with respect to its unaudited results for the period discussed above are based upon management estimates and are the responsibility of management. The Company’s independent registered public accounting firm has not audited, reviewed or performed any procedures with respect to these preliminary results and, accordingly, does not express an opinion or any other form of assurance about them.

Item 7.01. Regulation FD Disclosure.

Also on October 15, 2026, the Company issued a press release announcing that Sanofi has optioned the development candidate described in Item 8.01 below. The press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Also on October 15, 2026, the Company issued a press release with a general corporate update. The press release is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Also on October 15, 2026, the Company posted an updated corporate presentation to the investor section of the Company’s website. A copy of this presentation is attached as Exhibit 99.3 to this Current Report on Form 8-K and is incorporated herein by reference.

The information contained in the slides is summary information that is intended to be considered in the context of the more complete information included in the Company’s filings with the SEC and other public announcements that the Company has made and may make from time to time by press release or otherwise. The Company undertakes no duty or obligation to update or revise the information contained in the presentation in this Current Report on Form 8-K, although it may do so from time to time as its management believes is appropriate. Any such update may be made through the filing of other reports or documents with the SEC.

The information in this Item 7.01, including Exhibit 99.1, Exhibit 99.2, Exhibit 99.3, and Exhibit 99.4 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

Item 8.01. Other Events.

Offering Update

The Company issued a press release on October 15, 2026 announcing the pricing of the Offering, which press release is attached as Exhibit 99.4 to this Current Report on Form 8-K and is incorporated herein by reference.

Partner Update

On October 15, 2026, Recursion announced that Sanofi has optioned the first development candidate from the two companies’ multi-program research collaboration. The potential first-in-class oral small molecule was designed to achieve a differentiated profile against a challenging dual target implicated in inflammatory disease, and was delivered by the combination of Recursion’s integrated AI-enabled drug design platform and small-molecule chemistry capabilities with Sanofi’s deep expertise in drug discovery and immunology.

The candidate has now been added to Sanofi’s development pipeline and is expected to enter phase 1 clinical trials in 2027, with Sanofi funding and leading further development and commercialization. The option triggered a $10 million milestone payment to Recursion, bringing total upfront and milestone payments under the collaboration to $144 million to date. Recursion remains eligible for more than $300 million in additional milestones for this program, with an average of low double-digit royalties on net product sales if successfully commercialized. With the first development candidate optioned, the collaboration has now achieved six progress-based milestones across five programs.

REC-4881 Phase 1b/2 Study

On October 15, 2026, we announced updated topline data from our Phase 1b/2 TUPELO study of REC-4881, an investigational MEK1/2 inhibitor for familial adenomatous polyposis (FAP) that targets both Wnt/β-catenin initiation and MAPK evolution pathways via a mechanism identified by Recursion's AI discovery platform. REC-4881 is a potential first-in-class oral therapy granted FDA Orphan Drug and Fast Track designations.

FAP is a genetically defined driver of GI cancer with no approved therapies that affects more than 50,000 patients, 35,000 of which are post-colectomy, in the US and EU5, representing a roughly $15 billion overall addressable market opportunity. In these patients, upper GI (UGI) polyps represent the highest unmet need in FAP due to higher rates of complications such as bleeding and perforations from surgical procedures used to manage the disease.

Study Design and Population

We are conducting a multi-center, open-label trial of REC-4881 in genetically confirmed FAP patients age 18 and over with no active cancer and polyps in the upper or lower GI tracts. Patients are given 4 mg once daily for twelve weeks followed by no treatment for twelve weeks. Polyp burden was defined as the sum of all polyp diameters and evaluated at baseline and weeks 13 and 25. With a data cutoff of September 10, 2026, we reported on sixteen (16) efficacy-evaluable patients, defined as participants with measurable disease (non-zero polyp burden) at baseline endoscopy, who received at least 75% of study drug, and had at least one post-baseline on-study endoscopic assessment. These 16 reflect 4 additional efficacy-evaluable patients from the last update. We also reported on 26 safety evaluable patients, 5 from the Phase 1b and 21 from the Phase 2 portion of the TUPELO study.

Results

Of the 16 efficacy-evaluable patients, 87% of patients achieved reductions in total polyp burden, with a 47% median reduction in total polyp burden at week 13, consistent with the 43% (n=12) reported previously. Of the four additional patients, all had reductions in overall polyp burden. In the upper GI tract, 92% of 13 evaluable patients experienced reductions, with 46% achieving equal to or greater than a 65% reduction. Two patients achieved reductions in the UGI of equal to or greater than 98%.

After twelve weeks off treatment, 85% of patients remained below their overall baseline polyp burden (n=11/13). In the UGI tract, 92% of patients remained below baseline, with 6 out of 11 with equal or greater reductions from their 13 week assessments. We view the durability results as potentially allowing for dosing flexibility, which may be important for long term disease management.

Half of patients showed Spigelman downstaging at week 13 (n=12), which is in line with our expectation given the 55% median reduction in upper GI polyp burden. Of the 6 patients downstaged at week 13, 4 maintained the greater than or equal to one stage improvement after twelve weeks off treatment; the remaining two were not assessed.

The safety profile remains favorable and supports the potential for chronic dosing. Of 26 safety-evaluable patients, 21 (80.8%) patients had treatment related adverse events (TRAEs) less than or equal to Grade 2, which were consistent with MEK1/2 inhibition and included dermatitis acneiform, CPK increases, rash, diarrhea, and left ventricular ejection fraction (LVEF) decrease. Of those who experienced LVEF, they were asymptomatic and the decrease was reversible, with one patient lost to follow up. Of 4 reports of Grade 3 TRAEs, two were dermatitis acneiform and rash and 2 were a blood CPK increase. None of the patients with Grade 3 TRAEs discontinued and three of the four resolved prior to the data cutoff. No Grade 4 or 5 TRAEs were reported.

The full Phase 1b/2 trial dataset will be presented at the Collaborative Group of the Americas on Inherited Gastrointestinal Cancer (CGA-IGC) Annual Meeting on Monday, November 2 presented by Lisa Boardman, M.D., Mayo Clinic.

FDA Next Steps

Recursion has had conversations with the FDA for initiating a registrational trial. Pending the outcome of ongoing discussion with the FDA, the Company anticipates initiating a registrational trial in 2027 and will provide additional details later this year.

REC-1245 Phase 1/2 Study

On October 15, 2026, Recursion announced initial data from the Phase 1 monotherapy dose escalation portion of DAHLIA, our ongoing open-label Phase 1/2 clinical trial of REC-1245, a potential first-in-class oral molecular glue degrader designed to exploit a synthetic-lethal vulnerability in genomically unstable cancers by degrading RBM39, a splicing factor that regulates genes involved in DNA repair and stress response. The target emerged from Recursion’s platform, which found that degrading RBM39 mimics the loss of CDK12, a cancer vulnerability that has been difficult to target selectively because of its close similarity to CDK13, whose co-inhibition risks added toxicity. We estimate the total addressable patients for the therapy, should it be approved, to be greater than 100,000 in the US and EU5.

Study Design and Population

The dose escalation portion of DAHLIA enrolled patients with unresectable, locally recurrent or metastatic select solid tumors, or select relapsed or refractory lymphoma, who had progressed following, or were intolerant to, available standard-of-care treatments. Patients received REC-1245 on a continuous once-daily basis at escalating dose levels. The primary objectives of the phase 1 portion of the trial are safety and determining an MTD and/or recommended phase 2 dose, and the secondary objectives are pharmacokinetics and anti-tumor activity. As of the data cutoff date, 30 patients across all dose levels were safety-evaluable, and 12 patients who started treatment at 45 mg (dose level 4) or 65 mg (dose level 5) were efficacy-evaluable. Patients who had not yet reached their first efficacy assessment were excluded from the efficacy-evaluable population.

The data reflect a data cutoff date of August 21, 2026.

Dose Escalation Results

Among the 12 efficacy-evaluable patients who started treatment at 45 mg or 65 mg, 11 patients (91.7%) achieved disease control (complete response, partial response or stable disease) at eight weeks. Across all dose levels, 14 of 21 efficacy-evaluable patients (66.7%) achieved disease control at week 9.

Among the patients who started treatment at 45 mg or 65 mg, three patients achieved a partial response (PR) as measured by target lesion change under RECIST 1.1 criteria, two with endometrial cancer and one with hepatocellular carcinoma (HCC). Two of the responses have been confirmed. One patient with endometrial cancer, who started treatment at 65 mg and was reduced to 45 mg after six days of dosing (90% of dosing was 45 mg), achieved a PR with a 32.3% reduction in target lesions at Week 9, which was confirmed at Week 17 with a 48.9% reduction. A second patient with endometrial cancer, who started treatment at 45 mg, achieved a PR with a 33.9% reduction at Week 9 and a 38.2% reduction at Week 13. Both patients remained on treatment at 45 mg as of the data cutoff date. The patient with HCC, who started treatment at 65 mg, achieved an unconfirmed PR with a 55.9% reduction at Week 9, but withdrew from the trial due to toxicity, including Grade 3 stomatitis, Grade 4 thrombocytopenia and febrile neutropenia.

Safety and Tolerability Results

Across all dose levels, 22 of 30 patients (73.3%) experienced treatment related adverse events (TRAEs) of any grade, and eight patients (26.7%) experienced Grade 3 or higher TRAEs. The most common TRAEs were fatigue (30%), anemia (30%), nausea (20%), thrombocytopenia (20%) and stomatitis (16.7%). Grade 3 or higher TRAEs included anemia (10%), thrombocytopenia (10%), stomatitis (10%) and nausea (3.3%). At the 45 mg dosing level, 70% of patients experienced TRAEs (fatigue and anemia (30% each), all of which were Grade 1 or 2) with two patients (20%) experienced Grade 3 TRAEs, consisting of elevated creatinine and hypokalemia. No dose limiting toxicities (DLTs) or serious TRAEs were observed at that dose. At 65 mg, three of four DLT-evaluable patients experienced DLTs, including stomatitis, neutropenia or febrile neutropenia, and thrombocytopenia, and the MTD was exceeded.

Next Steps

Based on these data, we selected 45 mg once daily as the dose for monotherapy expansion cohorts, including in endometrial cancer, where second-line treatment options are limited and expect preliminary data in the second half of 2027. We are exploring additional tumor types for dose expansion. Additional Phase 1 data from DAHLIA are anticipated in the second half of 2026.

Forward-Looking Statements

The Company warns that statements in this report may contain information that includes or is based upon “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements regarding the expected completion and timing of closing of the offering, the anticipated total gross proceeds from the offering; the Company’s preliminary estimate of its cash and cash equivalents as of September 30, 2026; the Company’s expectations regarding its cash runway, including its believe that its existing cash, cash equivalents and restricted cash as of September 30, 2026, together with the net proceeds from the offering, will be sufficient to fund its operating expenses and capital expenditure requirements into 2029; the expected timing of the initiation of phase 1 clinical trials for the development candidate optioned by Sanofi; Recursion’s eligibility to receive future milestone payments and royalties under its collaboration with Sanofi; the potential of REC-1245 and REC-4881, including as first-in-class therapies, and their potential safety, efficacy, tolerability, durability of response, dosing flexibility and suitability for chronic dosing; the planned monotherapy expansion cohorts for REC-1245 and the exploration of additional tumor types; the expected timing of additional data readouts and presentations, including additional Phase 1 data for REC-1245 in the second half of 2026, expansion cohort data for REC-1245 in the second half of 2027, and the presentation of REC-4881 data at the CGA-IGC Annual Meeting; Recursion’s plans to initiate a pivotal trial of REC-4881 in 2027 and to provide additional details regarding such trial; Recursion’s estimates of addressable patient populations and market opportunities; and all other statements that are not statements of historical facts. Forward-looking statements may or may not include identifying words such as “intend,” “plan,” “will,” “expect,” “anticipate,” “believe,” “potential,” “continue,” “may,” “could,” “estimate,” “designed to,” and similar terms. These statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such statements, including but not limited to:

prevailing market conditions; the satisfaction of customary closing conditions; the completion of the Company’s financial closing procedures and quarterly review, and the risk that final results may differ materially from the Company’s preliminary estimates; general economic, industry or political conditions; challenges inherent in pharmaceutical research and development, including the timing and results of preclinical and clinical programs, where the risk of failure is high and failure can occur at any stage prior to or after regulatory approval due to lack of sufficient efficacy, safety considerations, or other factors; the risk that initial, interim or topline clinical data, including the REC-1245 and REC-4881 data described in this report, may not be indicative of final results and may change as more patient data become available or additional analyses are performed; the risk that the FDA or other regulatory authorities may not agree with Recursion’s proposed pivotal trial design or development plans; Recursion’s ability to leverage and enhance its drug discovery platform; Recursion’s ability to obtain financing for development activities and other corporate purposes; the success of Recursion’s collaboration activities, including Recursion’s reliance on Sanofi for the further development and commercialization of the optioned development candidate and the achievement of milestones under the collaboration; Recursion’s ability to obtain regulatory approval of, and ultimately commercialize, drug candidates; the accuracy of Recursion’s estimates of addressable patient populations and market opportunities; Recursion’s ability to obtain, maintain, and enforce intellectual property protections; cyberattacks or other disruptions to Recursion’s technology systems; Recursion’s ability to attract, motivate, and retain key employees and manage its growth; inflation and other macroeconomic issues; and other risks and uncertainties such as those described under the heading “Risk Factors” in the preliminary prospectus supplement related to the offering and the accompanying prospectus filed with the SEC on October 15, 2026, and in Recursion’s filings with the SEC, including its most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q. All forward-looking statements are based on management’s current estimates, projections, and assumptions, and Recursion undertakes no obligation to correct or update any such statements, whether as a result of new information, future developments, or otherwise, except to the extent required by applicable law.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
1.1
Underwriting Agreement, dated as of October 15, 2026 by and between Recursion Pharmaceuticals, Inc., and Leerink Partners LLC, Goldman Sachs & Co. LLC, Morgan Stanley & Co. LLC,, and Evercore Group L.L.C. as representatives of the several underwriters named therein.

5.1	Opinion of Wilson Sonsini Goodrich & Rosati.

23.1	Consent of Wilson Sonsini Goodrich & Rosati (included in Exhibit 5.1).

99.1	Press Release of Recursion Pharmaceuticals, Inc. dated October 15, 2026.

99.2	Press Release of Recursion Pharmaceuticals, Inc. dated October 15, 2026.

99.3	Corporate Presentation of Recursion Pharmaceuticals, Inc. dated October 15, 2026.

99.4	Press Release of Recursion Pharmaceuticals, Inc. dated October 15, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on October 15, 2026.

RECURSION PHARMACEUTICALS, INC.

By:	/s/ Ben Taylor
Ben Taylor
Chief Financial Officer